UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 31, 2011

BIOSHAFT WATER TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52393	98-0494003
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Orchard Road, # 220 Lake Forest, CA	98360
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(949) 748-8050

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As a result of a review of our company’s significant transactions, subsequent to our filing of a Form 10-Q for the interim period ended October 31, 2011, we identified certain errors that have a material impact on our previously issued financial information contained in Form 10-Q for the period ended October 31, 2011.

In performing these reviews our company discovered that certain line items in our balance sheet, statement of operations and statement of cash flows had material changes that were required.  These items pertained to revenue, and as result, changes to profit, loss from operations, customer deposits and net loss figures.  Specifically, we had incorrectly booked a revenue item, which revision resulted in a re-instatement of the effected inventory and the addition of a customer deposit, but resulted in a decrease in net revenue, with a corresponding decrease in gross profit and increase in loss from operations for the period and overall net loss.  We have discussed these issues with our independent accountants and are working with them to ensure additional reviews of our proposed amended disclosure.

Our company plans to file a further amendment to the Quarterly Report on Form 10-Q for the period ended October 31, 2011 in order to accurately determine the impacts on the quarterly period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSHAFT WATER TECHNOLOGY, INC.

/s/ Imad Kamel Yassine
Imad Kamel Yassine
Chief Operating Officer, Chief Financial Officer,
Secretary, Treasurer and Director

Date: May 15, 2012